UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 1, 2010



                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
                     --------------------------------------
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


          FLORIDA                       000-30392                  13-4172059
          -------                       ---------                 -----------
(STATE OR OTHER JURISDICTION)     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
       OF INCORPORATION)                                        IDENTIFICATION)


             335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2
             -----------------------------------------------------

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                 --------------



                                      N/A
                                      ---

         (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))





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ITEM  5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

(d) Effective November 1, 2010, the Company's Board of Directors unanimous elected Peter Bloch to serve as a member of the Board of Directors. At the present time Mr. Bloch has not been nominated to serve on any of the Company's committees.

      Mr. Bloch is the co-founder and partner of Guarden Capital, a private company which invests in clean technology companies and assists their management with strategy and planning. From 2008 to 2009 Mr. Bloch served as Chief Financial Officer of Just Energy a gas and electricity marketing income trust which is listed on the TSX. Mr. Bloch was also a co-founder and served as a Partner of Tribute Pharmaceuticals from 2005 to 2008, a specialty pharmaceutical company engaged in the acquisition, licensing and management of mature prescription pharmaceutical products in the United States and Canada. From 2000 to 2005 he served as Chief Financial Officer, Vice President Finance and Administration of Gennum Corporation, an international semiconductor company listed on the TSX. Mr. Bloch holds a Bachelors of Commerce degree with Honours from the University of Cape Town, South Africa and is a Chartered Accountant in South Africa and Canada.

      Mr. Bloch is currently providing the Company consulting services related to finance and general business with annual compensation less than $120,000 to date.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: November 5, 2010
                                         By: /s/  David J. Johnson
                                               ----------------------
                                               President and
                                               Chief Executive Officer